Exhibit 10.20(i)
AMENDMENT FOR THE FINAL 415 REGULATIONS
ARTICLE I
PREAMBLE
1.1	Effective date of Amendment. This Amendment is effective for limitation years and plan years beginning on or after July 1, 2007, except as otherwise provided herein.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Employer’s election. The Employer adopts all Articles of this Amendment, except those Articles that the Employer specifically elects not to adopt.

1.4	Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.5	Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates the final Code §415 Regulation provisions).

1.6	Adoption by prototype sponsor. Except as otherwise provided herein, pursuant to the provisions of the Plan and Section 5.01 of Revenue Procedure 2005-16, the sponsor hereby adopts this Amendment on behalf of all adopting employers.
ARTICLE II
EMPLOYER ELECTIONS
The Employer only needs to complete the questions in Section 2.2 in order to override the default provisions set forth below. If the Plan will use all of the default provisions, then these questions should be skipped and the Employer does not need to execute this amendment.
2.1	Default Provisions. Unless the Employer elects otherwise in Section 2.2, the following defaults will apply:
a.	The provisions of the Plan setting forth the definition of compensation for purposes of Code § 415 (hereinafter referred to as “415 Compensation”), as well as compensation for purposes of determining highly compensated employees pursuant to Code § 414(q) and for top-heavy purposes under Code § 416 (including the determination of key employees), shall be modified by (1) including payments for unused sick, vacation or other leave and payments from nonqualified unfunded deferred compensation plans (Amendment Section 3.2(b)), (2) excluding salary continuation payments for participants on military service (Amendment Section 3.2(c)), and (3) excluding salary continuation payments for disabled participants (Amendment Section 3.2(d)).

b.	The “first few weeks rule” does not apply for purposes of 415 Compensation (Amendment Section 3.3).

c.	The provision of the Plan setting forth the definition of compensation for allocation purposes (hereinafter referred to as “Plan Compensation”) shall be modified to provide for the same adjustments to Plan Compensation (for all contribution types) that are made to 415 Compensation pursuant to this Amendment.
2.2	In lieu of default provisions. In lieu of the default provisions above, the following apply: (select all that apply; if no selections are made, then the defaults apply)
415 Compensation. (select all that apply):
a.	[ ]	Exclude leave cashouts and deferred compensation (Section 3.2(b))

b.	[ ]	Include military continuation payments (Section 3.2(c))

c.	[ ]	Include disability continuation payments (Section 3.2(d)):
1.	[ ]	For Nonhighly Compensated Employees only

2.	[ ]	For all participants and the salary continuation will continue for the following fixed or determinable period:_______________
d.	[ ]	Apply the administrative delay (“first few weeks”) rule (Section 3.3)

Plan Compensation. (select all that apply):
NOTE: Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions. For all Plans other than 401(k) plans, only use column 1. or column 3. in the table below.
NOTE: Under the GUST PPD document, the plan excludes all post- severance compensation unless the Employer had elected otherwise in its adoption agreement.

					Elective		Nonelective
				All	Deferrals	Matching	Profit Sharing
e.	Default provisions apply			1. N/A OR	2. [ ]	3. [ ]	4. [ ]
f.	No change from existing Plan provisions			1. [ ] OR	2. [ ]	3. [ ]	4. [ ]
g.	Exclude all post-severance compensation			1. [ ] OR	2. [ ]	3. [ ]	4. [ ]
h.	Exclude post-severance regular pay			1. [ ] OR	2. [ ]	3. [ ]	4. [ ]
i.	Exclude leave cashouts and deferred compensation			1. [ ] OR	2. [ ]	3. [ ]	4. [ ]
j.	Include post-severance military continuation payments			1. [ ] OR	2. [ ]	3. [ ]	4. [ ]
k.	Include post-severance disability continuation payments:			1. [ ] OR	2. [ ]	3. [ ]	4. [ ]
	a.	[ ]	For Nonhighly Compensated Employees only
	b.	[ ]	For all participants and the salary continuation will continue for the following fixed or determinable period:

l.	Other_________________________ (describe)
Plan Compensation Special Effective Date. The definition of Plan Compensation is modified as set forth herein effective as of the same date as the 415 Compensation change is effective unless otherwise specified:
m.                                          (enter the effective date)
ARTICLE III
FINAL SECTION 415 REGULATIONS
3.1	Effective date. The provisions of this Article III shall apply to limitation years beginning on and after July 1, 2007.

3.2	415 Compensation paid after severance from employment. 415 Compensation shall be adjusted, as set forth herein and as otherwise elected in Article II, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code § 414(b), (c), (m) or (o)). However, amounts described in subsections (a) and (b) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code § 415(c)(3), even if payment is made within the time period specified above.
(a)	Regular pay. 415 Compensation shall include regular pay after severance of employment if:

(1) The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Employer.
(b)	Leave cashouts and deferred compensation. Leave cashouts shall be included in 415 Compensation, unless otherwise elected in Section 2.2 of this Amendment, if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in 415 Compensation, unless otherwise elected in Section 2.2 of this Amendment, if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Employer and only to the extent that the payment is includible in the participant’s gross income.

(c)	Salary continuation payments for military service participants. 415 Compensation does not include, unless otherwise elected in Section 2.2 of this Amendment, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code § 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d)	Salary continuation payments for disabled Participants. Unless otherwise elected in Section 2.2 of this Amendment, 415 Compensation does not include compensation paid to a participant who is permanently and totally disabled (as defined in Code § 22(e)(3)). If elected, this provision shall apply to either just non-highly compensated participants or to all participants for the period specified in Section 2.2 of this Amendment.

3.3	Administrative delay (“the first few weeks”) rule. 415 Compensation for a limitation year shall not include, unless otherwise elected in Section 2.2 of this Amendment, amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, if elected in Section 2.2 of this Amendment, 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated participants, and no compensation is included in more than one limitation year.

3.4	Inclusion of certain nonqualified deferred compensation amounts. If the Plan’s definition of Compensation for purposes of Code § 415 is the definition in Regulation Section 1.415(c)-2(b) (Regulation Section 1.415-2(d)(2) under the Regulations in effect for limitation years beginning prior to July 1, 2007) and the simplified compensation definition of Regulation 1.415(c)-2(d)(2) (Regulation Section 1.415-2(d)(10) under the Regulations in effect for limitation years prior to July 1, 2007) is not used, then 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code § 409A or Code § 457(f)(1)(A) or because the amounts are constructively received by the Participant. [Note if the Plan’s definition of Compensation is W-2 wages or wages for withholding purposes, then these amounts are already include in Compensation.]

3.5	Definition of annual additions. The Plan’s definition of “annual additions” is modified as follows:

(a)	Restorative payments. Annual additions for purposes of Code § 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(b)	Other Amounts. Annual additions for purposes of Code § 415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code §§ 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; and (4) Repayments of amounts described in Code § 411(a)(7)(B) (in accordance with Code § 411(a)(7)(C)) and Code § 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code § 414(d)) as described in Code § 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(c)	Date of tax-exempt Employer contributions. Notwithstanding anything in the Plan to the contrary, in the case of an Employer that is exempt from Federal income tax (including a governmental employer), Employer contributions are treated as credited to a participant’s account for a particular limitation year only if the contributions are actually made to the plan no later than the 15th day of the tenth calendar month following the end of the calendar year or fiscal year (as applicable, depending on the basis on which the employer keeps its books) with or within which the particular limitation year ends.
3.6	Change of limitation year. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

3.7	Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code § 415) are exceeded for any participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final §415 regulations.

3.8	Aggregation and Disaggregation of Plans.
(a)	For purposes of applying the limitations of Code § 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code §§ 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code § 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:
(1) A former Employer is a “predecessor employer” with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.
(2) With respect to an Employer of a participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.
(b)	Break-up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code § 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code § 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)- 1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c)	Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code § 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code § 415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.
ARTICLE IV
PLAN COMPENSATION
4.1	Compensation limit. Notwithstanding Amendment Section 4.2 or any election in Amendment Section 2.2., if the Plan is a 401(k) plan, then participants may not make elective deferrals with respect to amounts that are not 415 Compensation. However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code § 401(a)(17).

4.2	Compensation paid after severance from employment. Compensation for purposes of allocations (hereinafter referred to as Plan Compensation) shall be adjusted, unless otherwise elected in Amendment Section 2.2, in the same manner as 415 Compensation pursuant to Article III of this Amendment, except in applying Article III, the term “limitation year” shall be replaced with the term “plan year” and the term “415 Compensation” shall be replaced with the term “Plan Compensation.”

4.3	Option to apply Plan Compensation provisions early. The provisions of this Article shall apply for Plan Years beginning on and after July 1, 2007, unless an earlier effective date is specified in Section 2.2. of this Amendment.

Except with respect to any election made by the employer in Section 2.2, this amendment is hereby adopted by the prototype sponsor on behalf of all adopting employers on:
                                                             (signature and date)
NOTE: The Employer only needs to execute this Amendment if an election has been made in Section 2.2 of this Amendment.
This amendment has been executed this                      day of                                         ,                  .
Name of Plan:
Name of Employer:
By:
                        EMPLOYER